UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2010 rue21, inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34536 (Commission File Number)	25-1311645 (IRS Employer Identification No.)

800 Commonwealth Drive, Suite 100 Warrendale, Pennsylvania (Address of principal executive offices)	15086 (Zip Code)
(724) 776-9780
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On February 25, 2010, rue21, inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as representatives for the several underwriters, and certain selling stockholders named therein (the “Selling Stockholders”). Pursuant to the terms of the Purchase Agreement, the Selling Stockholders agreed to sell 6,053,877 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a per share price to the public of $28.50. Certain Selling Stockholders also granted the underwriters an option to purchase 908,081 additional shares of Common Stock to cover over-allotments. The Company will not receive any proceeds from this sale by the Selling Stockholders.
     The Purchase Agreement includes customary representations, warranties and covenants by the Company and the Selling Stockholders. The Purchase Agreement also provides for indemnification of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933 (the “Securities Act”), or contribution to payments the Underwriters may be required to make because of any of those liabilities. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

1.1
Purchase Agreement, dated February 25, 2010, by and among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as representatives for the several underwriters, and the Selling Stockholders.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

rue21, inc.
	By:	/s/ Keith A. McDonough
Keith A. McDonough
Date: February 26, 2010		Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1
Purchase Agreement, dated February 25, 2010, by and among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as representatives for the several underwriters, and the Selling Stockholders.